CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




EXECUTIVE INVESTORS TRUST
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A (File Nos. 033-10648 and 811-04927) of our report dated February 2, 2004 relating to the December 31, 2003 financial statements of First Investors Insured Tax Exempt Fund II, a series of Executive Investors Trust, which are included in said Registration Statement.


                                            /s/ Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 26, 2004